UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 21, 2018

CCUR Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37706	04-2735766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4375 River Green Parkway, Suite 210, Duluth, Georgia	30096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 258-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

CCUR Holdings, Inc. (the “Company”), following further communication with the Nasdaq, reports that it expects its common stock may be delisted from The Nasdaq Stock Market before the previously announced extension date of May 15, 2018.  As previously reported by the Company on March 5, 2018, the Company requested and received an extension for continued listing on The Nasdaq Stock Market through May 15, 2018 (the “Extension Date”) in order to attempt to demonstrate to the Nasdaq that the Company is not a “public shell” under applicable Nasdaq criteria and, therefore, the January 4, 2018 determination to delist the Company’s common stock is not warranted. As a part of its ongoing obligation to provide relevant updates to the Nasdaq, on March 21, 2018, the Company notified the Nasdaq that it does not believe it will be able to demonstrate that it is not a “public shell” to the Nasdaq on or before the Extension Date.  While the Company has not been advised yet by the Nasdaq as to whether the Company’s listing will be continued on The Nasdaq Stock Market through the Extension Date, the Company expects that the initial Nasdaq determination to delist the Company’s common stock will be reinstated not later than May 15, 2018, as a result of its inability to satisfy the applicable criteria.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2018

CCUR Holdings, Inc.

(Registrant)

By:	/s/ Warren Sutherland
Warren Sutherland
Chief Financial Officer